Exhibit 99.1
PRESS RELEASE Contact: Michael Senken
Phone: (770) 651-9100

MIMEDX UPDATES SECOND QUARTER INFORMATION

MARIETTA, Georgia, August 6, 2015 (PR Newswire) - MiMedx Group, Inc. (NASDAQ: MDXG), the leading regenerative medicine company utilizing human amniotic tissue and patent-protected processes to develop and market advanced products and therapies for the Wound Care, Surgical, Orthopedic, Spine, Sports Medicine, Ophthalmic and Dental sectors of healthcare, announced today that MiMedx management has responded to numerous questions relative to its second quarter report. From the Company’s standpoint, these questions have already been addressed after first and second quarter conference calls. However, there has been some misinterpretation and misinformation since this quarter’s press release and conference call which the Company seeks to clarify.
Second quarter revenue of $45.7 million grew almost 80%, which was above analyst consensus and only $321,000 below the Company’s high end guidance. While the Company has often exceeded its guidance over the last three years, there have been a number of quarters where the revenue was in the upper end of the range as it was this quarter.
Over the last three years, the Company has, from time to time, raised its annual revenue forecast with its quarterly reports. The Company has not raised the revenue forecast after the first or second quarter of this year, primarily because it is rapidly building its surgical sales force which includes certain structural changes in the sales organization. Any time structural changes are made, sales efficiencies need time to redevelop. Management is prudently watching sales force efficiencies and effectiveness while they undergo these changes and is waiting for this additional data prior to changing its annual revenue forecast.
There have been some questions relative to the Company’s reducing its operating profit goal from 15% of revenues for the 2015 year to a range of 12% to 14%. When the 15% goal was provided to shareholders, the Company also made the caveat that it would consider opportunities for effective investments that could reduce that percentage. That is exactly what has happened in terms of some new opportunities in the surgical area. The Company’s investment in opportunities of this nature has been extremely effective in the past and is expected to be so in the future. Therefore, these investments in the surgical area will potentially reduce operating profit margins in the third and fourth quarters while adding to future revenue growth. Consequently, management reduced operating profit margin expectations in the near term to account for the surgical area opportunities that will benefit the Company in the long term.
Relative to the growth of its surgical sales initiative, the Company has explained that the ramp up rate for each new surgical sales person would be different than that which has occurred with its wound care sales organization. While the length of time to achieve quota is expected to take longer than wound care, the expected revenue per surgical sales person should prove to be higher.
MiMedx results in the first half of 2015 have proven that the thesis regarding the expiration of pass-through status on the EpiFix® product line would bring dramatic drops in revenues is absolutely false. Management planned for that change for well over a year, and that issue has been managed very effectively. As should be quite evident, the expiration of pass-through status has not affected the Company’s gross profit margins. This has affected the pricing per unit in our Medicare and Medicaid hospital outpatient accounts, but the Company’s income statements should clearly demonstrate that those changes were readily absorbed.
The Company has conveyed the fact that the opportunities for its platform technology are still intact and growing. It has managed all of the matters that have come up as a result of competitive issues and related interference with its business. The Company readily acknowledges the significant short positions in its shares and the presumably huge losses the short sellers have incurred. The ultimate resolution of those issues will occur as a result of the Company’s continued exceptional performance related to revenue growth and profitability.

The Company also has noted that the House Energy and Commerce Committee’s Subcommittee on Oversight and Investigations has initiated an inquiry into the FDA’s practices related to issuance of Untitled Letters and use of Guidance Documents to change rules and policies. The practices being investigated by the House Subcommittee are similar to those experienced by the Company in relation to its 2013 Untitled Letter concerning its micronized product line. The Company has stated it will continue to follow this issue and will keep shareholders informed of developments in this area.
Parker H. “Pete” Petit, Chairman and CEO commented, “A bull market climbs a ʿwall of worryʾ as do well-performing corporate stocks. We seem to have more worries being highlighted than normal this quarter. However, our analysts and shareholders should be used to those issues by now. We are an exceptionally well-run business entity, and we believe we will continue to provide our shareholders excellent returns in the periods ahead. We have gone from an unknown to the respected leader in advanced wound care in about four years. We expect to perform in a similar manner in certain areas of surgery and sports medicine in the years ahead. While our growth rate percentages will necessarily drop as our revenue base increases, we are still providing a very exceptional growth profile through a platform technology with significant patent protection. Those are certainly fundamentals of a well-run and promising business entity. We appreciate our shareholders’ confidence in management, and I would encourage everyone to be inquisitive but also remember our historical performance.”
About MiMedx
MiMedx® is an integrated developer, processor and marketer of patent protected regenerative biomaterial products and bioimplants processed from human amniotic membrane. “Innovations in Regenerative Biomaterials" is the framework behind our mission to give physicians products and tissues to help the body heal itself. Our biomaterial platform technologies are AmnioFix®, EpiFix® and CollaFix™. AmnioFix® and EpiFix® are our tissue technologies processed from human amniotic membrane derived from donated placentas. Through our donor program, a mother delivering via full-term Caesarean section birth can elect in advance of delivery to donate the placenta in lieu of having it discarded as medical waste. We process the human amniotic membrane utilizing our proprietary PURION® Process, to produce a safe and effective implant. MiMedx is the leading supplier of amniotic tissue, having supplied over 450,000 allografts to date for application in the Wound Care, Surgical, Orthopedic, Spine, Sports Medicine, Ophthalmic and Dental sectors of healthcare. CollaFix™, our next technology platform we plan to commercialize, is our collagen fiber technology, developed with our patented cross-linking polymers, designed to mimic the natural composition, structure and mechanical properties of musculoskeletal tissues in order to augment their repair. CollaFix™ is the only biological, biodegradable, biomimetic technology that matches human tendon in strength and stiffness.
Safe Harbor Statement
This press release includes statements that look forward in time or that express management’s beliefs, expectations or hopes. Such statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, that the Company’s investments in the surgical area will potentially reduce operating profit margins in the third and fourth quarters while adding to future revenue growth, that the revenue per surgical sales person should prove to be higher than the revenue per wound care sales person, that the Company’s results in the first half of 2015 prove that the thesis regarding the expiration of pass through status for EpiFix would bring dramatic drops in revenues is absolutely false, that the pass-through issue has been managed very effectively by the Company and has not affected gross profit margins, that the opportunities for the Company’s platform technology are still intact and growing, that the Company has managed all matters that have come up as a result of competitive issues and related interference with its business, that the ultimate resolution of the various issues highlighted will occur as a result of the Company’s continued exceptional performance related to revenue growth and profitability, that the Company is an exceptionally well-run business entity that will continue to provide shareholders excellent returns in the periods ahead, that the Company expects to perform in a similar manner in certain areas of surgery and sports medicine in the years ahead and it has already performed in wound care, and that the Company continues to provide a very exceptional growth profile through a platform technology with significant patent protection. Among the risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements include that investments in the surgical area will not add to future revenue growth as expected or at all, that the revenue per surgical sales person does not prove to be higher than the revenue per wound care sales person and that consequently the Company’s overall revenue may be impacted, that the expiration of pass through status for EpiFix does impact revenue and/or gross profit margins in some way, that the opportunities for the Company’s platform technology do not grow as predicted or go away completely, that competitive issues and related interference with the Company’s business do impact the Company negatively, that the various issues highlighted are not resolved or that the Company’s revenue growth and profitability are not sufficient to resolve the issues, that the Company is unable to provide returns to shareholders in future periods as anticipated, , that the Company does not perform in a similar manner in certain areas of surgery and sports medicine in the years ahead as it has already performed in wound care, that the Company’s products fail to gain acceptance for surgical and sports medicine application in the medical community, that the Company’s growth does not continue at the expected rate or at all, that the Company is unable to adequately protect its technologies through its patents, and the risk factors detailed from time to time in the Company’s periodic Securities and Exchange Commission filings, including, without limitation, its 10-K filing for the fiscal year ended December 31, 2014 and its most recent Form 10Q. By making these forward-looking statements, the Company does not undertake to update them in any manner except as may be required by the Company’s disclosure obligations in filings it makes with the Securities and Exchange Commission under the federal securities laws.
Investor Contact:
COCKRELL GROUP
Rich Cockrell
877-889-1972
investorrelations@thecockrellgroup.com
cockrellgroup.com